UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 26, 2008, Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a Supply Agreement (collectively with the exhibits thereto, the “Supply Agreement”) with Hollister-Stier Laboratories LLC (“Hollister-Stier”), pursuant to which Hollister-Stier will manufacture commercial batches of Xiaflex™ (clostridial collagenase for injection), formerly referred to as AA4500, and a sterile diluent (referred to collectively herein as, the “Product”) for Auxilium.

The Supply Agreement sets forth specific services, timelines, pricing, and responsibilities of the parties including, but not limited to, the following:

•

Auxilium will supply the active pharmaceutical ingredient of the Product, clostridial collagenase (“API”), to Hollister-Stier and Hollister-Stier will be responsible for the purchase or manufacture of all other components and raw materials of the Product.

•

Hollister-Stier shall use commercially reasonable efforts to manufacture commercial batches of the Product in accordance with the Product specifications and pursuant to a separate Quality Technical Agreement entered into between the parties, which specifies the regulatory compliance requirements and other technical requirements related to the manufacture of the Product.

•

Auxilium shall provide Hollister-Stier with rolling eighteen (18) month forecasts (the “Forecasts”), which must be updated and extended every 90 days, of its estimated requirements for the Product. Such Forecasts shall not be binding on Auxilium for its purchases of the Product. However, in the event Auxilium does not order forecasted batches, Auxilium shall be responsible for the aggregate amounts of components and raw materials purchased by Hollister-Stier to manufacture the Product for the first twelve (12) months in each Forecast.

•

Auxilium is required to purchase a certain percentage of its total forecasted volume of the Product from Hollister-Stier each year. Auxilium’s purchase obligation is only relieved in the event that Hollister-Stier is not able to supply the Product at the agreed upon time set forth in the Forecast or an accepted purchase order. During the time that Hollister-Stier is unable to supply the Product in a timely manner, Auxilium has the right to purchase the Product from other suppliers and is relieved of its obligations regarding the components and raw materials purchased by Hollister-Stier to manufacture the Product for the first 12 months of the Forecast. In the event that Hollister-Stier’s inability to supply the Product lasts for more than 90 days after the delivery date set forth in any purchase order, Auxilium has the option to terminate the Supply Agreement.

•

Auxilium may cancel or postpone any purchase order after acceptance by Hollister-Stier but is required to pay a specified fee for cancellations and postponements made less than a specified number of days before the scheduled fill date for such order. Such fee is in addition to the forfeiture of any portion of the Reservation Fee that may result due to cancellation or postponement of scheduled purchases under Quotation 677 (as defined below).

•

Auxilium shall pay Hollister-Stier an agreed upon price per batch which is subject to annual price adjustments starting on October 1, 2009 equal to the annual percentage increase of the “Producer Price Index – Pharmaceutical Preparations” published by the U.S. Bureau of Labor Statistics.

•

Auxilium grants Hollister-Stier a nonexclusive, worldwide, royalty-free license during the term of the Supply Agreement to use certain intellectual property rights of Auxilium necessary for the manufacture of the Product solely in the performance of Hollister-Stier’s obligations under the Supply Agreement.

In addition, the terms and conditions of the Supply Agreement provide, among other things, that:

•

The Supply Agreement is effective June 26, 2008 (date of signing) and shall remain in full force and effect for an initial term of three (3) years, unless terminated earlier. The Supply Agreement shall automatically renew for subsequent two (2) year terms, unless or until either party notifies the other at least 180 days before the expiration of the then current term that it does not wish to renew.

•

Either party can terminate the Supply Agreement in the event of a material breach if such material breach is not cured by the breaching party within 30 days following written notice of such breach from the non-breaching party. Either party may immediately terminate the Supply Agreement if the other party becomes subject to bankruptcy or insolvency. As discussed above, Auxilium may also terminate the Supply Agreement if an inability to supply on the part of Hollister-Stier continues for more than ninety (90) days. If Auxilium terminates for any reason other than uncured material breach of the Supply Agreement by Hollister-Stier, it shall purchase from Hollister-Stier any components and raw materials which Hollister-Stier purchased based upon the first twelve (12) months in the current Forecast.

•

Auxilium shall indemnify, defend and hold Hollister-Stier, its affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, losses, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) (collectively, “Liabilities”) resulting from any third party claims or suits arising out of (1) the ownership, use, handling, distribution, marketing or sale of the Product, (2) Auxilium’s breach of any of its warranties or representations, or failure to perform any of its obligations, or (3) Auxilium’s negligent acts or omissions or willful misconduct.

•

Hollister-Stier shall indemnify, defend and hold Auxilium, its affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any Liabilities resulting from any third party claims arising out of (1) Hollister-Stier’s services in manufacturing, processing or assembling the Product, (2) Hollister-Stier’s breach of any of its warranties or representations, or failure to perform any of its obligations, or (3) Hollister-Stier’s negligent acts or omissions or willful misconduct. In no event will Hollister-Stier’s indemnification obligation to Auxilium for third party claims exceed $5 million.

•

During the initial term and any renewal terms and for five (5) years thereafter, neither Hollister-Stier nor any of its affiliates shall directly or indirectly develop or manufacture any product containing collagenase for injection which would compete with the indications of the Product.

In contemplation of the Supply Agreement, Auxilium previously paid $840,000 to Hollister-Stier pursuant to Quotation No.: 677-3-23 Revision No. 3, dated March 27, 2008 (“Quotation 677”) to secure manufacturing slots for the production of XIAFLEX during the period from April 2009 to March 2010 (the “Reservation Fee”). The Reservation Fee will be applied to the purchase price of Products scheduled for purchase by Auxilium under the Supply Agreement during this period and is subject to forfeiture up to a maximum amount of $300,000 if the scheduled purchases are not made. Quotation 677 is attached as an exhibit to the Supply Agreement and the terms of Quotation 677 are incorporated into and form a part of the Supply Agreement. Quotation 677 and the Reservation Fee were subject to and contingent upon the parties’ execution of the Supply Agreement.

The foregoing is a summary description of certain terms of the Supply Agreement and, by its nature, is incomplete. Auxilium will file the Supply Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2008 (the “Second Quarter 2008 10-Q”). Certain commercial terms of the Supply Agreement have been omitted from this Current Report on Form 8-K pursuant to a Confidential Treatment Request that Auxilium plans to file with the Securities and Exchange Commission at the time it files the Second Quarter 2008 10-Q. All readers are encouraged to read the entire text of the Supply Agreement when it is filed. Auxilium’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.auxilium.com under the heading “For Investors – SEC Filings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: July 1, 2008	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary